Exhibit 99.5
Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information is derived from the historical consolidated financial statements of Callon Petroleum Company (“Callon” or the “Company”), Primexx Resource Development, LLC (“Primexx”) and BPP Acquisition, LLC (“BPP”) and has been adjusted to reflect the following:
•Callon’s acquisition of Primexx’s assets consisting of certain producing oil and gas properties, undeveloped acreage and associated infrastructure assets in the Delaware Basin (the “Primexx Acquisition”) for consideration of approximately $342.3 million in cash and 6.42 million shares of the Company’s common stock (the “Primexx Stock Consideration”), subject to post-closing adjustments.
•Callon’s acquisition of BPP’s assets consisting of certain producing oil and gas properties, undeveloped acreage and associated infrastructure assets in the Delaware Basin (the “BPP Acquisition”) for consideration of approximately $102.6 million in cash and 2.42 million shares of the Company’s common stock (the “BPP Stock Consideration”), subject to post-closing adjustments.
•Callon’s acquisition of additional interest in the assets described above from certain interest owners exercising their option to sell their interests (together with the Primexx Acquisition and the BPP Acquisition, the “Acquisitions”) for consideration structured similar to the Primexx Acquisition and BPP Acquisition totaling approximately $19.8 million in cash and 0.34 million shares of the Company’s common stock, subject to post-closing adjustments.
•Borrowings of approximately $464.7 million under the Company’s senior secured revolving credit facility which were used to fund the Acquisitions (the “Borrowing”).
Certain of Primexx’s and BPP’s historical amounts have been reclassified to conform to the financial statement presentation of Callon. Additionally, the adjustments columns in the unaudited pro forma condensed combined financial statements below include adjustments and eliminations made to Primexx’s and BPP’s historical financial information to reflect certain assets and liabilities retained by Primexx and BPP, respectively, as well as for intercompany eliminations necessary to combine Primexx and BPP as they have shareholders and management in common. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the Acquisitions and Borrowing as if they had occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the nine months ended September 30, 2021 both give effect to the Acquisitions and Borrowing as if they had occurred on January 1, 2020.
For income tax purposes, the Acquisitions will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. Therefore, the Company does not anticipate a material tax consequence for deferred income taxes related to the Acquisitions. Additionally, Callon has not reflected any estimated tax impact related to the Acquisitions or Borrowing in the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 or for the year ended December 31, 2020 because it does not anticipate the impact to be material due to the Company’s net operating loss carryforwards. The Company’s effective tax rate is not meaningful and is expected to remain as such due to the valuation allowance recorded against the Company’s net deferred tax assets.
The following unaudited pro forma condensed combined financial information should be read in conjunction with Callon’s consolidated financial statements and the related notes thereto, which are included in Callon’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, and Primexx’s and BPP’s consolidated financial statements and the related notes thereto, which are included elsewhere in this filing.

Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2021
(In thousands)

	Historical			Transaction Accounting Adjustments
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Elimination Adjustments		Acquisitions and Borrowing		Pro Forma Combined
				(a)
ASSETS
Current assets:
Cash and cash equivalents	$3,699	$11,724	$18,219	($29,943)		$7,981	(c)	$11,680
Accounts receivable, net	216,116	40,654	14,962	(55,616)				216,116
Fair value of derivatives	18,605	1,712	562	(2,274)				18,605
Other current assets	30,110	1,442	100	(1,542)		2,232	(c)	32,342
Total current assets	268,530	55,532	33,843	(89,375)		10,213		278,743
Oil and natural gas properties, full cost accounting method:
Evaluated properties, net	2,565,601	361,000	108,505	(469,505)		623,389	(c)	3,188,990
Unevaluated properties	1,712,428	—	—			312,700	(c)	2,025,128
Total oil and natural gas properties, net	4,278,029	361,000	108,505	(469,505)		936,089		5,214,118
Other property and equipment, net	30,591	83,510	—	(83,510)	(b)			30,591
Fair value of derivatives	—	6,161	1,549	(7,710)				—
Deferred financing costs	19,274	—	—					19,274
Loan origination cost, net	—	1,870	200	(2,070)				—
Investment in SFS	—	—	21,000	(21,000)				—
Other assets, net	89,992	1,136	—	(1,136)				89,992
Total assets	$4,686,416	$509,209	$165,097	($674,306)		$946,302		$5,632,718
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$442,053	$54,777	$15,554	($70,331)		$13,658	(c)	$455,711
Fair value of derivatives	324,682	39,477	12,799	(52,276)				324,682
Current portion of deferred revenue	—	2,797	—	(2,797)				—
Current portion of long-term debt, net	—	129,999	—	(129,999)				—
Other current liabilities	61,641	40,632	61	(40,693)		28,117	(c)	89,758
Total current liabilities	828,376	267,682	28,414	(296,096)		41,775		870,151
Long-term debt	2,809,610	296,889	81,300	(378,189)		464,678	(d)	3,274,288
Deferred revenue	—	22,531	—	(22,531)				—
Asset retirement obligations	58,703	5,327	763	(6,090)		1,870	(c)	60,573
Fair value of derivatives	15,250	29,707	8,578	(38,285)				15,250
Deferred tax liability	—	46	—	(46)				—
Other long-term liabilities	41,448	308	—	(308)		9,426	(c)	50,874
Total liabilities	3,753,387	622,490	119,055	(741,545)		517,749		4,271,136
Commitments and contingencies
Redeemable Series B preferred units, net	—	575,325	—	(575,325)				—
Stockholders’ equity:
Common stock	463	—	—			92	(e)	555
Capital in excess of par value	3,365,121	—	—			428,461	(e)	3,793,582
Members’ equity	—	—	46,042	(46,042)				—
Partners’ equity (deficit)	—	(709,606)	—	709,606				—
Noncontrolling interest	—	21,000	—	(21,000)				—
Accumulated deficit	(2,432,555)	—	—	—				(2,432,555)
Total stockholders’ equity	933,029	(688,606)	46,042	642,564		428,553		1,361,582
Total liabilities and stockholders’ equity	$4,686,416	$509,209	$165,097	($674,306)		$946,302		$5,632,718

Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2021
(In thousands, except per share amounts)

	Historical			Transaction Accounting Adjustments
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Reclassification & Elimination Adjustments		Acquisitions and Borrowing		Pro Forma Combined
				(a)
Operating Revenues:
Oil	$1,009,780	$154,309	$49,870					$1,213,959
Natural gas	84,819	28,858	7,565	1,380				122,622
Natural gas liquids	124,079	—	—					124,079
Sales of purchased oil and gas	134,164	—	—					134,164
Field service revenue	—	9,985	—	(9,985)	(b)			—
Total operating revenues	1,352,842	193,152	57,435	(8,605)		—		1,594,824

Operating Expenses:
Lease operating	129,619	42,830	14,545	1,283	(b)			188,277
Production and ad valorem taxes	66,467	8,642	2,760	2,284	(b)			80,153
Gathering, transportation and processing	58,887	739	—					59,626
Field service expenses	—	9,474	—	(9,474)	(b)			—
Cost of purchased oil and gas	139,558	—	—					139,558
Depreciation, depletion and amortization	244,005	51,073	12,040			(8,966)	(c)	298,152
General and administrative	37,367	3,964	2,116					43,447
Impairment of evaluated oil and gas properties	—	—	—					—
Merger, integration and transaction	3,018	—	—					3,018
Other operating	3,366	—	—					3,366
Total operating expenses	682,287	116,722	31,461	(5,907)		(8,966)		815,597
Income (Loss) From Operations	670,555	76,430	25,974	(2,698)		8,966		779,227

Other (Income) Expenses:
Interest expense, net of capitalized amounts	76,786	27,346	6,582	(33,928)		(1,016)	(d)	75,770
Loss on derivative contracts	512,155	101,218	34,751	(135,969)				512,155
Gain on extinguishment of debt	(2,420)	—	—					(2,420)
Equity in earnings of SFS	—	—	(4,485)	4,485				—
Other (income) expense	3,217	(2,174)	(39)	2,213				3,217
Total other (income) expense	589,738	126,390	36,809	(163,199)		(1,016)		588,722

Income (Loss) Before Income Taxes	80,817	(49,960)	(10,835)	160,501		9,982		190,505
Income tax expense	(1,017)	(40)	—					(1,057)
Net Income (Loss)	$79,800	($50,000)	($10,835)	$160,501		$9,982		$189,448
Net loss attributable to noncontrolling interest	—	(4,485)	—	4,485				—
Series B preferred unit distribution	—	(55,705)	—	55,705				—
Income (Loss) Available to Stockholders	$79,800	($110,190)	($10,835)	$220,691		$9,982		$189,448

Net Income (Loss) Per Common Share:
Basic	$1.77							$3.49
Diluted	$1.69							$3.36

Weighted Average Common Shares Outstanding:
Basic	45,063					9,181	(e)	54,244
Diluted	47,119					9,181	(e)	56,300

Callon Petroleum Company
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2020
(In thousands, except per share amounts)

	Historical			Transaction Accounting Adjustments
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Reclassification & Elimination Adjustments		Acquisitions and Borrowing		Pro Forma Combined
				(a)
Operating Revenues:
Oil	$850,667	$139,776	$42,544					$1,032,987
Natural gas	51,866	10,627	1,128	1,513				65,134
Natural gas liquids	81,295	—	—					81,295
Sales of purchased oil and gas	49,319	—	—					49,319
Field service revenue	—	8,450	—	(8,450)	(b)			—
Total operating revenues	1,033,147	158,853	43,672	(6,937)		—		1,228,735

Operating Expenses:
Lease operating	194,101	46,808	14,042	4,010	(b)			258,961
Production and ad valorem taxes	62,638	6,994	2,126	4,207	(b)			75,965
Gathering, transportation and processing	77,309	1,868	—					79,177
Field service expenses	—	11,677	—	(11,677)	(b)			—
Cost of purchased oil and gas	51,766	—	—					51,766
Depreciation, depletion and amortization	480,631	106,047	28,660			(47,376)	(c)	567,962
General and administrative	37,187	7,477	3,273					47,937
Impairment of evaluated oil and gas properties	2,547,241	457,502	163,223					3,167,966
Merger, integration and transaction	28,482	—	—					28,482
Other operating	10,644	—	—					10,644
Total operating expenses	3,489,999	638,373	211,324	(3,460)		(47,376)		4,288,860
Income (Loss) From Operations	(2,456,852)	(479,520)	(167,652)	(3,477)		47,376		(3,060,125)

Other (Income) Expenses:
Interest expense, net of capitalized amounts	94,329	40,138	7,980	(48,118)		(50)	(d)	94,279
(Gain) loss on derivative contracts	27,773	(93,256)	(34,279)	127,535				27,773
(Gain) loss on extinguishment of debt	(170,370)	—	—					(170,370)
Equity in (earnings) loss of SFS	—	—	550	(550)				—
Other (income) expense	2,983	(2,882)	—	2,882				2,983
Total other (income) expense	(45,285)	(56,000)	(25,749)	81,749		(50)		(45,335)

Income (Loss) Before Income Taxes	(2,411,567)	(423,520)	(141,903)	(85,226)		47,426		(3,014,790)
Income tax benefit (expense)	(122,054)	6	—					(122,048)
Net Income (Loss)	($2,533,621)	($423,514)	($141,903)	($85,226)		$47,426		($3,136,838)
Net gain (loss) attributable to noncontrolling interest	—	550	—	(550)				—
Series B preferred unit distribution	—	(66,148)	—	66,148				—
Income (Loss) Available to Stockholders	($2,533,621)	($489,112)	($141,903)	($19,628)		$47,426		($3,136,838)

Net Income (Loss) Per Common Share:
Basic	($63.79)							($64.15)
Diluted	($63.79)							($64.15)

Weighted Average Common Shares Outstanding:
Basic	39,718					9,181	(e)	48,899
Diluted	39,718					9,181	(e)	48,899

Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 - Basis of Presentation
On October 1, 2021, Callon and Callon Petroleum Operating Company, Callon’s wholly owned subsidiary, completed its acquisition of certain producing oil and gas properties, undeveloped acreage and associated infrastructure assets in the Delaware Basin for total consideration of $464.7 million in cash and 9.18 million shares of the Company’s common stock, subject to post-closing adjustments.
The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma adjustments that are directly attributable to the Acquisitions and Borrowing. The preparation of the unaudited pro forma condensed combined financial statements is in accordance with accounting principles generally accepted in the United States of America. These principles require the use of estimates that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only to reflect the Acquisitions and Borrowing and do not purport to represent the Company's financial position or what the actual results of operations would have been had the transaction occurred on the respective dates assumed, nor is it necessarily indicative of the Company's future operating results. However, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements reflect estimates and assumptions that the Company's management believes to be reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.
Note 2 - Unaudited Pro Forma Condensed Combined Balance Sheet
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021
Reclassification & Elimination Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 to reclassify certain of Primexx’s and BPP’s historical amounts to conform to the historical presentation of Callon and to eliminate certain assets and liabilities retained by Primexx and BPP:
a)Represents the elimination of Primexx and BPP balances. See “Acquisitions and Borrowing Adjustments” below for discussion of the assets acquired and liabilities assumed in the Acquisitions.
b)Reflects the elimination of other property and equipment, net associated with Saragosa Field Services (“SFS”) as the Company has incorporated those assets into its oil and natural gas properties, net. Upon closing of the Primexx Acquisition and BPP Acquisition, the Company dissolved the SFS entity.
Acquisitions and Borrowing Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 to reflect the Acquisitions and Borrowing:
c)The Acquisitions will be accounted for as a single transaction because they were entered into at the same time and in contemplation of one another and form a single transaction designed to achieve an overall economic effect. The Acquisitions will be accounted for as a business combination whereby the purchase price is allocated to assets acquired and liabilities assumed based on their estimated acquisition date fair values based on information available at that time. While the Company’s valuation procedures are currently in process, it is using a combination of a discounted cash flow model and market data in determining the fair value of the oil and gas properties. Significant inputs into the calculation include future commodity prices, estimated volumes of oil and gas reserves, expectations for timing and amount of future development and operating costs, future plugging and abandonment costs and a risk adjusted discount rate. The current preliminary purchase price allocation is based on a preliminary discounted cash flow analysis. The purchase price allocation for the Acquisitions is subject to change based on the Company’s finalization of its valuation procedures as well as purchase price adjustments, which will primarily relate to the revenues, operating expenses and capital expenditures from the effective date to the closing date. The preliminary allocation of the purchase price as of the acquisition date is presented below:

Purchase Price Allocation
(In thousands)
Assets
Current assets	$10,213
Oil and natural gas properties
Evaluated properties	623,389
Unevaluated properties	312,700
Total oil and natural gas properties	936,089
Total assets acquired	$946,302

Liabilities
Suspense payable	$13,658
Other current liabilities	28,117
Total current liabilities	41,775
Asset retirement obligations	1,870
Other long-term liabilities	9,426
Total liabilities assumed	$53,071
Net Assets Acquired	$893,231
d)Reflects $464.7 million of borrowings under Callon’s senior secured revolving credit facility which were used to fund the Acquisitions.
e)Reflects the increase in Callon’s common stock and additional paid-in capital resulting from the issuance of Callon shares for the Acquisitions.
Note 3 - Unaudited Pro Forma Condensed Combined Statement of Operations
Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2021
Reclassification & Elimination Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 to reclassify certain of Primexx’s and BPP’s historical amounts to conform to the historical presentation of Callon and to eliminate the effects of certain assets and liabilities retained by Primexx and BPP:
a)Represents adjustments to eliminate the effects of assets and liabilities retained by Primexx and BPP and not associated with the oil and natural gas properties acquired.
b)Reflects the elimination of separate revenue and expense line items associated with SFS, a consolidated subsidiary of Primexx, as the Company has incorporated all SFS operations and activities into its ongoing oil and gas operations. Upon closing of the Primexx Acquisition and BPP Acquisition, the Company dissolved the SFS entity.
Acquisitions and Borrowing Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 to reflect the Acquisitions and Borrowing:
c)Reflects adjustment to depreciation, depletion and amortization expense resulting from the change in basis of evaluated properties acquired.
d)Reflects the following adjustments to interest expense, net of capitalized amounts:
•$8.8 million increase in interest expense as a result of the Borrowing,
•$1.7 million decrease in interest expense to reflect the reduction in commitment fees as a result of the Borrowing, and
•$8.1 million increase in capitalized interest as a result of the effects of the Acquisitions and Borrowing.
e)Reflects 9.18 million shares of Callon common stock issued as a portion of the consideration for the Acquisitions.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020
Reclassification & Elimination Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 to reclassify certain of Primexx’s and BPP’s historical amounts to conform to the historical presentation of Callon and to eliminate the effects of certain assets and liabilities retained by Primexx and BPP:
a)Represents adjustments to eliminate the effects of assets and liabilities retained by Primexx and BPP and not associated with the oil and natural gas properties acquired.
b)Reflects the elimination of separate revenue and expense line items associated with SFS, a consolidated subsidiary of Primexx, as the Company has incorporated all SFS operations and activities into its ongoing oil and gas operations. Upon closing of the Primexx Acquisition and BPP Acquisition, the Company dissolved the SFS entity.
Acquisitions and Borrowing Adjustments
The following adjustments have been made to the accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 to reflect the Acquisitions and Borrowing:
c)Reflects adjustment to depreciation, depletion and amortization expense resulting from the change in basis of evaluated properties acquired.
d)Reflects the following adjustments to interest expense, net of capitalized amounts:
•$13.5 million increase in interest expense as a result of the Borrowing,
•$2.3 million decrease in interest expense to reflect the reduction in commitment fees as a result of the Borrowing, and
•$11.3 million increase in capitalized interest as a result of the effects of the Acquisitions and Borrowing.
e)Reflects 9.18 million shares of Callon common stock issued as a portion of the consideration for the Acquisitions.

Note 4 - Supplemental Pro Forma Oil and Gas Information
The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves as of December 31, 2020 for Callon, Primexx and BPP, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2020. The pro forma reserve information set forth below gives effect to the Acquisitions as if they had been completed on January 1, 2020.
Reserve estimates are inherently imprecise. As such, actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from the estimates.

	Historical
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Pro Forma Combined
Total proved reserves
Oil (MBbls)
Balance as of January 1, 2020	346,361	71,149	22,931	440,441
Purchase of reserves in place	—	—	60	60
Sale of reserves in place	(9,673)	(53)	—	(9,726)
Extensions and discoveries	25,678	14,225	5,979	45,882
Revisions to previous estimates	(49,336)	(26,722)	(9,883)	(85,941)
Production	(23,543)	(3,789)	(1,154)	(28,486)
Balance as of December 31, 2020	289,487	54,810	17,933	362,230
Natural Gas (MMcf)
Balance as of January 1, 2020	757,134	97,183	30,761	885,078
Purchase of reserves in place	—	—	135	135
Sale of reserves in place	(20,389)	(97)	—	(20,486)
Extensions and discoveries	44,282	23,402	10,416	78,100
Revisions to previous estimates	(198,628)	(26,490)	(9,947)	(235,065)
Production	(40,801)	(5,669)	(1,839)	(48,309)
Balance as of December 31, 2020	541,598	88,329	29,526	659,453
NGLs (MBbls)
Balance as of January 1, 2020	67,462	18,064	5,471	90,997
Purchase of reserves in place	—	—	25	25
Sale of reserves in place	(3,049)	(21)	—	(3,070)
Extensions and discoveries	8,349	4,324	1,875	14,548
Revisions to previous estimates	30,214	(5,010)	(1,688)	23,516
Production	(6,850)	(1,019)	(330)	(8,199)
Balance as of December 31, 2020	96,126	16,338	5,353	117,817
Total (MBoe)
Balance as of January 1, 2020	540,012	105,411	33,529	678,952
Purchase of reserves in place	—	—	108	108
Sale of reserves in place	(16,120)	(90)	—	(16,210)
Extensions and discoveries	41,407	22,449	9,591	73,447
Revisions to previous estimates	(52,227)	(36,147)	(13,230)	(101,604)
Production	(37,193)	(5,753)	(1,791)	(44,737)
Balance as of December 31, 2020	475,879	85,870	28,207	589,956

	Historical
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Pro Forma Combined
Proved developed reserves
Oil (MBbls)
Balance as of January 1, 2020	152,687	16,616	5,411	174,714
Balance as of December 31, 2020	128,923	12,958	3,630	145,511
Natural gas (MMcf)
Balance as of January 1, 2020	320,676	24,717	8,060	353,453
Balance as of December 31, 2020	238,119	24,419	6,734	269,272
NGLs (MBbls)
Balance as of January 1, 2020	24,844	4,529	1,392	30,765
Balance as of December 31, 2020	43,315	4,509	1,225	49,049
Total proved developed reserves (MBoe)
Balance as of January 1, 2020	230,977	25,265	8,146	264,388
Balance as of December 31, 2020	211,925	21,537	5,977	239,439
Proved undeveloped reserves
Oil (MBbls)
Balance as of January 1, 2020	193,674	54,533	17,520	265,727
Balance as of December 31, 2020	160,564	41,852	14,303	216,719
Natural gas (MMcf)
Balance as of January 1, 2020	436,458	72,466	22,701	531,625
Balance as of December 31, 2020	303,479	63,910	22,792	390,181
NGLs (MBbls)
Balance as of January 1, 2020	42,618	13,535	4,079	60,232
Balance as of December 31, 2020	52,811	11,829	4,128	68,768
Total proved undeveloped reserves (MBoe)
Balance as of January 1, 2020	309,035	80,146	25,383	414,564
Balance as of December 31, 2020	263,954	64,333	22,230	350,517
Total proved reserves
Oil (MBbls)
Balance as of January 1, 2020	346,361	71,149	22,931	440,441
Balance as of December 31, 2020	289,487	54,810	17,933	362,230
Natural gas (MMcf)
Balance as of January 1, 2020	757,134	97,183	30,761	885,078
Balance as of December 31, 2020	541,598	88,329	29,526	659,453
NGLs (MBbls)
Balance as of January 1, 2020	67,462	18,064	5,471	90,997
Balance as of December 31, 2020	96,126	16,338	5,353	117,817
Total proved reserves (MBoe)
Balance as of January 1, 2020	540,012	105,411	33,529	678,952
Balance as of December 31, 2020	475,879	85,870	28,207	589,956

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2020 is as follows:

	Historical
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Pro Forma Combined
	(In thousands)
Future cash inflows	$12,458,033	$2,118,782	$705,019	$15,281,834
Future costs
Production	(5,433,496)	(881,455)	(317,487)	(6,632,438)
Development and net abandonment	(2,204,301)	(619,403)	(203,563)	(3,027,267)
Future net inflows before income taxes	4,820,236	617,924	183,969	5,622,129
Future income taxes	(65,405)	—	—	(65,405)
Future net cash flows	4,754,831	617,924	183,969	5,556,724
10% discount factor	(2,444,441)	(329,785)	(96,586)	(2,870,812)
Standardized measure of discounted future net cash flows	$2,310,390	$288,139	$87,383	$2,685,912
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2020 are as follows:

	Historical
	Callon - As Reported	Primexx - As Reported	BPP - As Reported	Pro Forma Combined
	(In thousands)
Standardized measure at the beginning of the period	$4,951,026	$833,401	$253,665	$6,038,092
Sales and transfers, net of production costs	(649,781)	(94,733)	(27,504)	(772,018)
Net change in sales and transfer prices, net of production costs	(2,719,579)	(179,308)	(68,124)	(2,967,011)
Net change due to purchases of in place reserves	—	—	340	340
Net change due to sales of in place reserves	(202,928)	(222)	—	(203,150)
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	250,759	61,236	33,182	345,177
Changes in future development cost	361,008	382,499	131,911	875,418
Previously estimated development costs incurred	318,470	35,167	8,564	362,201
Revisions of quantity estimates	(671,800)	(226,579)	(127,191)	(1,025,570)
Accretion of discount	536,958	83,340	25,367	645,665
Net change in income taxes	383,999	—	—	383,999
Changes in production rates, timing and other	(247,742)	(606,662)	(142,827)	(997,231)
Aggregate change	(2,640,636)	(545,262)	(166,282)	(3,352,180)
Standardized measure at the end of the period	$2,310,390	$288,139	$87,383	$2,685,912